EXHIBIT 23


                                Stegman & Company
                          Certified Public Accountants

                                    Suite 200
                               405 East Joppa Road

                             Towson, Maryland 21286
                                 (410) 823-8000

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Sandy Spring Bancorp, Inc.

     We hereby consent to the incorporation by reference in the prospectuses included in Registration Statements No. 33-29316, 33-48453 (including Registration Statement on Form S-8 and Post Effective Amendment No. 2 to Form S-8 with respect to Registration Statements No. 33-29316 and 33-48453 ),33-35319, 33-56692, 333-11049, each on Form S-8, and Registration Statements No. 33-57182 and 333-39139 on Form S-3, and in the Annual Report on Form 10-K of Sandy Spring Bancorp, Inc. for the year ended December 31, 1997, of our report dated January 30, 1998, relating to the consolidated financial statements of Sandy Spring Bancorp, Inc. and Subsidiaries.

                                                           /s/ Stegman & Company
                                                               Stegman & Company

Towson, Maryland
March 23, 1998